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                                                                EXHIBIT 23.1





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the use in Amendment No. 4 to Form SB-2 Registration Statement under The Securities Act of 1933 of Karts International Incorporated (a Nevada corporation) of our report dated February 28, 1997 (except for Note I as to which the date is March 6, 1997) on the consolidated financial statements of Karts International Incorporated as of December 31, 1996 and 1995 and for each of the years then ended, accompanying the financial statements contained in such Amendment No. 4 to Form SB-2 Registration Statement Under the Securities Act of 1933, and to the use of our name and the statements with respect to us as appearing under the heading "Experts".



                                        /s/ S. W. HATFIELD + ASSOCIATES
                                        S. W. HATFIELD + ASSOCIATES

Dallas, Texas
September 2, 1997